                                                                 EXHIBIT 10.32

                              EMPLOYMENT AGREEMENT



        THIS EMPLOYMENT AGREEMENT is entered into as of July 8, 1998, to become effective as soon thereafter as the parties agree is possible, by and between Waste Connections, Inc., a Delaware corporation (the "Company"), and David M. Hall (the "Employee"), with reference to the following facts.

        The Company desires to engage the services and employment of the Employee, and the Employee is willing to accept employment by the Company, on the terms and conditions set forth below.

        NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions herein, the Company and the Employee agree as follows:

        1. Employment. The Company agrees to employ the Employee, and the Employee agrees to accept employment with the Company, on the terms and conditions stated herein.

        2. Position and Responsibilities. During the Term, the Employee shall serve as Vice President -- Business Development of the Company, reporting directly to the Company's President. The Employee shall be responsible for direct supervision of all business development personnel of the Company, for the attainment of the Company's business development objectives, and for adherence to the Company's strategic business plan and financial criteria in the conduct of its business, and shall perform such other duties and responsibilities as the President or the Board of Directors (the "Board") of the Company may reasonably assign to the Employee from time to time. The Employee shall be based in Roseville, California.The Employee shall devote such time and attention to his duties as are necessary to the proper discharge of his responsibilities hereunder. The Employee agrees to perform all duties consistent with (a) policies established from time to time by the Company and (b) all applicable legal requirements.

        3. Term. The period of the Employee's employment under this Agreement (the "Term") shall commence on the effective date of this Agreement and shall continue until July 7, 2001, unless terminated earlier as provided herein or extended by the vote of the Board. On that date, this Agreement shall be renewed automatically for successive periods of one year, unless either party shall have given the other notice of termination hereof as provided herein.

        4. Compensation, Benefits and Reimbursement of Expenses.

               (a) Compensation. The Company shall compensate the Employee during the Term of this Agreement as follows:


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                (1) Base Salary. The Employee shall be paid a base salary ("Base
Salary") of not less than Eighty Thousand Dollars ($80,000) per year in installments consistent with the Company's usual practices. The Board shall review the Employee's Base Salary on July 8 of each year or more frequently, at the times prescribed in salary administration practices applied generally to management employees of the Company.

                (2) Performance Bonus.

                        (i) Amount. The Employee shall be entitled to an annual cash bonus (the "Bonus") based on the Employee's contribution to the Company's attainment of its acquisition growth targets, as established by the Board. The Employee's Bonus with respect to the 1998 fiscal year shall be determined by the President and the Board. For the 1999 fiscal year, the Employee will receive a Bonus based on the Pro Forma Acquired Revenue of Qualifying Acquisitions consummated by the Company in 1999, as follows:

               Pro Forma Acquired Revenue
               of Qualifying Acquisitions                        Bonus Amount
               --------------------------                        ------------

               At least $60,000,000 but less
               than $75,000,000                                  $100,000

               At least $75,000,000 but less
               than $100,000,000                                 $150,000

               $100,000,000 or greater                           $220,000

                For the purpose of this section 4(a)(2), "Pro Forma Acquired Revenue" means the aggregate of the gross pro forma revenues estimated by the Company to be earned by each company or business acquired by or merged with the Company or any of its subsidiaries in the first twelve months after such acquisition or merger. "Qualifying Acquisitions" means acquisitions and mergers consummated by the Company or its subsidiaries that the Employee plays a substantial role in initiating or negotiating or that are initiated and negotiated by another employee or consultant under the Employee's supervision. Qualifying Acquisitions do not include acquisitions and mergers that are initiated and negotiated primarily by the Company's officers other than the Employee. The Company's President, in his sole discretion, shall determine whether an acquisition or merger is a Qualifying Acquisition. If the Employee participates in an acquisition or merger but the President determines that the Employee's participation is not substantial enough for it to be a Qualifying Acquisition, the President, in his discretion, may nevertheless treat a portion of the Pro Forma Acquired Revenue of that transaction as Pro Forma Acquired Revenue of a Qualifying Acquisition for the purpose of determining the Employee's Bonus.

                Beginning in 2000, the President may in his discretion change the structure of the Bonus. If the Bonus structure is not changed, the President and the Board shall determine

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the levels of Pro Forma Acquired Revenue and the corresponding Bonus amounts with respect to the year 2000 and each subsequent year, based on the Company's acquisition growth targets established by the Board.

                        (ii) Payment of Bonus. The Bonus shall be paid in accordance with the Company's bonus plan, as approved by the Board; provided that in no case shall any portion of the Bonus with respect to any fiscal year be paid more than seventy-five (75) days after the end of such fiscal year. Notwithstanding the foregoing, on April 1, 1999 and on the first day of each succeeding fiscal quarter during the term of this Agreement, the Employee may elect to be paid in advance a portion of his estimated Bonus ("a Bonus Advance") with respect to that fiscal year. The maximum Bonus Advance payable to the Employee with respect to any fiscal quarter is the amount that, when added to all other Bonus Advances paid made previously to the Employee during that year, equals one-half of his Projected Bonus (as defined below) for the fiscal year in which that quarter falls, multiplied by a fraction, the numerator of which is the number of quarters elapsed to date in that year and the denominator of which is 4. For the purpose of this Section 4(a)(2)(ii), "Projected Bonus" for a fiscal year means the Bonus that the Employee would earn with respect to that year if the Pro Forma Acquired Revenue from Qualifying Acquisitions consummated to date in that year were annualized.

                For example, if as of April 1, 1999, the Company has consummated Qualifying Acquisitions in 1999 representing Pro Forma Acquired Revenue of $20,000,000, the Employee's 1999 Projected Bonus would be $150,000, based on estimated annualized Pro Forma Acquired Revenue of $80,000,000. In such case, the Employee could elect on April 1, 1999, to be paid a Bonus Advance of up to $18,750 (one-half of $150,000 multiplied by 1/4). If in the second fiscal quarter of 1999 the Company consummates additional Qualifying Acquisitions representing additional Pro Forma Acquired Revenue of $10,000,000, the Employee's 1999 Projected Bonus would be $100,000, based on estimated annualized Pro Forma Acquired Revenue of $60,000,000. On July 1, 1999, therefore, assuming that the Employee was paid a Bonus Advance of $18,750 with respect to the first quarter, the Employee could elect to be paid an additional Bonus Advance of up to $6,250, or the amount that, when added to the $18,750 Bonus Advance paid with respect to the first quarter, equals 50% of the Projected Bonus for 1999 multiplied by 2/4.

                Each Bonus Advance shall be paid within 30 days after the Employee elects to receive it. All Bonus Advances paid made during a fiscal year shall be deducted from the Bonus to be paid to the Employee after the end of the year with respect to that year. If the aggregate Bonus Advance payments to the Employee during a fiscal year exceed the actual Bonus determined at the end of that year to be payable to him with respect to that year, the Employee shall repay the excess to the Company within 30 days after the end of that year.

                (3) Grants of Options. On the date of this Agreement, the Company shall grant to the Employee, for no additional consideration, incentive stock options ("ISOs") to purchase 16,551 shares of the Company's Common Stock under the Company's 1997 Stock Option Plan. These ISOs shall have a term of 10 years from the date of such grant and shall

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be exercisable at $18.125 per share. These ISOs shall vest with respect to 5,517 shares on each of October 1, 1998, October 1, 1999 and October 1, 2000.

                        In addition, on the date of this Agreement, the Company shall grant to the Employee, for no additional consideration, nonqualified stock options to purchase 33,449 shares of the Company's Common Stock under the Company's 1997 Stock Option Plan. These options shall have a term of 10 years from the date of such grant and shall be exercisable at $18.125 per share. These options shall vest with respect to 11,150 shares on each of October 1, 1998 and October 1, 1999, and with respect to 11,149 shares on October 1, 2000.

                        During the term of this Agreement, the Employee shall be eligible for annual grants of additional stock options commensurate with his position and with option grants to other employees of the Company, based on the recommendation of the Company's President and as approved by the Board.

                        The terms of the options shall be described in more detail in Stock Option Agreements to be entered into between the Employee and the Company. If at any time while any of the options are still outstanding the Company amends its 1997 Stock Option Plan to provide for a less favorable vesting schedule for options than that provided herein, any options then outstanding shall thereupon be converted to warrants entitling the Employee to purchase the number of shares of Common Stock for which the Employee's then outstanding options may be exercised, on the same terms as provided under such options.

                (b) Other Benefits. During the Term, the Company shall provide the Employee with a cellular telephone and will pay or reimburse the Employee's monthly service fee and costs of calls attributable to Company business. During the Term, the Employee shall be entitled to receive all other benefits of employment generally available to other management employees of the Company and those benefits for which management employees are or shall become eligible, including, without limitation and to the extent made available by the Company, medical, dental, vision, disability and prescription coverage, life insurance and tax-qualified retirement benefits. The Employee shall be entitled to three
(3) weeks of paid vacation in his first twelve months of employment by the Company, and four (4) weeks per twelve-month period beginning with the second twelve-month period of employment.

                (c) Relocation Benefits. Subject to the condition set forth in the last sentence of this paragraph, the Company shall pay the Employee, on the first day of the Term, a lump sum of $85,000 for reasonable out-of-pocket expenses related to the Employee's relocating from Monument, Colorado to the Roseville, California area. Notwithstanding the foregoing, if before July 7, 2001, the Employee's employment under this Agreement is terminated under Section 7(a) by the Company for Cause or by the Employee for any reason, the Employee shall on such termination pay to the Company an amount equal to $85,000 multiplied by a fraction, the numerator of which is (36 minus the number of full months the Employee was employed under this Agreement), and the denominator of which is 36.


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                (d) Reimbursement of Other Expenses. The Company agrees to pay or reimburse the Employee for all reasonable travel and other expenses (including mileage for business use of the Employee's personal automobile at the maximum rate permitted under Internal Revenue Service regulations) incurred by the Employee in connection with the performance of his duties under this Agreement on presentation of proper expense statements or vouchers. All such supporting information shall comply with all applicable Company policies relating to reimbursement for travel and other expenses.

                (e) Withholding. All compensation payable to the Employee hereunder is subject to all withholding requirements under applicable law.

        5. Confidentiality. During the Term of his employment, and at all times thereafter, the Employee shall not, without the prior written consent of the Company, divulge to any third party or use for his own benefit or the benefit of any third party or for any purpose other than the exclusive benefit of the Company, any confidential or proprietary business or technical information revealed, obtained or developed in the course of his employment with the Company and which is otherwise the property of the Company or any of its affiliated corporations, including, but not limited to, trade secrets, customer lists, formulae and processes of manufacture; provided, however, that nothing herein contained shall restrict the Employee's ability to make such disclosures during the course of his employment as may be necessary or appropriate to the effective and efficient discharge of his duties to the Company.

        6. Property. Both during the Term of his employment and thereafter, the Employee shall not remove from the Company's offices or premises any Company documents, records, notebooks, files, correspondence, reports, memoranda and similar materials or property of any kind unless necessary in accordance with the duties and responsibilities of his employment. In the event that any such material or property is removed, it shall be returned to its proper file or place of safekeeping as promptly as possible. The Employee shall not make, retain, remove or distribute any copies, or divulge to any third person the nature or contents of any of the foregoing or of any other oral or written information to which he may have access, except as disclosure shall be necessary in the performance of his assigned duties. On the termination of his employment with the Company, the Employee shall leave with or return to the Company all originals and copies of the foregoing then in his possession or subject to his control, whether prepared by the Employee or by others.

        7. Termination.

                (a) Termination by the Company for Cause or by the Employee. The employment of the Employee may be terminated for Cause at any time by the vote of the Board; provided, however, that before the Company may terminate the Employee's employment for Cause for any reason that is susceptible to cure, the Company shall first send the Employee written notice of its intention to terminate this Agreement for Cause, specifying in such notice the reasons for such Cause and those conditions that, if satisfied by the Employee, would cure the reasons for such Cause, and the Employee shall have 60 days from receipt of such written

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notice to satisfy such conditions. If such conditions are satisfied within such
60-day period, the Company shall so advise the Employee in writing. If such conditions are not satisfied within such 60-day period, the Company may thereafter terminate this Agreement for Cause on written Notice of Termination (as defined in Section 8(a)) delivered to the Employee describing with specificity the grounds for termination. The employment of the Employee may also be terminated at any time by the Employee on written Notice of Termination delivered to the Company. Immediately on termination pursuant to this Section 7(a), the Company shall pay to the Employee in a lump sum his then current Base Salary under Section 4(a)(1) on a prorated basis to the Date of Termination (as defined in Section 8(b)). On termination pursuant to this Section 7(a), the Employee shall forfeit (i) his Bonus under Section 4(a)(2) for the year in which such termination occurs, and (ii) all unvested warrants, options and rights relating to capital stock of the Company. For purposes of this Agreement, Cause shall mean:

                        (1) a material breach of any of the terms of this Agreement that is not immediately corrected following written notice of default specifying such breach;

                        (2) a breach of any of the provisions of Section 10;

                        (3) repeated intoxication with alcohol or drugs while on Company premises during its regular business hours to such a degree that, in the reasonable judgment of the other managers of the Company, the Employee is abusive or incapable of performing his duties and responsibilities under this Agreement;

                        (4) conviction of a felony; or

                        (5) misappropriation of property belonging to the Company and/or any of its affiliates.

               (b) Termination Without Cause. The employment of the Employee may be terminated without Cause at any time by the vote of the Board on delivery to the Employee of a written Notice of Termination (as defined in Section 8(a)). On the Date of Termination (as defined in Section 8(b)) pursuant to this Section 7(b), the Company shall pay to the Employee in a lump sum an amount equal to the sum of (i) all Base Salary payable under Section 4(a)(1) through the termination date, (ii) a pro-rated portion of the maximum Bonus available to the Employee under Section 4(a)(2) for the year in which the termination occurs (less the aggregate of all Bonus Advances paid to the Employee in the year in which the termination occurs), and (iii) an amount equal to the Total Prior Year's Compensation. For purposes of this section 7(b), the Total Prior Year's Compensation shall equal the sum of (i) the Base Salary paid to the Employee in the twelve months prior to the termination date, (ii) the greater of $100,000 or the average of the Bonuses paid to the Employee in the two years prior to the termination date, and (iii) the other benefits and expense reimbursements described in Section 4(b) paid to the Employee by the Company in the twelve months prior to the termination date. In addition, on termination of the Employee under this Section 7(b), all of the Employee's outstanding but unvested warrants, options and rights relating to capital stock of the Company shall immediately

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



vest and become exercisable. The term of any such warrants, options and rights shall be extended to the third anniversary of the Employee's termination. The Employee acknowledges that extending the term of any ISO pursuant to this
Section 7(b), or Section 7(c) or 7(d), could cause such option to lose its tax-qualified status under the Code and agrees that the Company shall have no obligation to compensate the Employee for any additional taxes he incurs as a result.

               (c) Termination on Disability. If during the Term the Employee should fail to perform his duties hereunder on account of physical or mental illness or other incapacity which the Board shall in good faith determine renders the Employee incapable of performing his duties hereunder, and such illness or other incapacity shall continue for a period of more than six (6) consecutive months ("Disability"), the Company shall have the right, on written Notice of Termination (as defined in Section 8(a)) delivered to the Employee to terminate the Employee's employment under this Agreement. During the period that the Employee shall have been incapacitated due to physical or mental illness, the Employee shall continue to receive the full Base Salary provided for in
Section 4(a)(1) hereof at the rate then in effect until the Date of Termination (as defined in Section 8(b)) pursuant to this Section 7(c). On the Date of Termination pursuant to this Section 7(c), the Company shall pay to the Employee in a lump sum an amount equal to (i) the Base Salary remaining payable to the Employee under Section 4(a)(1) for the full remaining Term, plus (ii) a pro-rated portion of the maximum Bonus available to the Employee under Section 4(a)(2) for the year in which the termination occurs (less the aggregate of all Bonus Advances paid to the Employee in the year in which the termination occurs). In addition, on such termination, all of the Employee's outstanding but unvested warrants, options and rights relating to capital stock of the Company shall immediately vest and become exercisable. The term of any such warrants, options and rights shall be extended to the third anniversary of the Employee's termination.

               (d) Termination on Death. If the Employee shall die during the Term, the employment of the Employee shall thereupon terminate. On the Date of Termination (as defined in Section 8(b)) pursuant to this Section 7(d), the Company shall pay to the Employee's estate the payments and other benefits applicable to termination without Cause set forth in Section 7(b) hereof. In addition, on termination of the Employee under this Section 7(d), all of the Employee's outstanding but unvested warrants, options and rights relating to capital stock of the Company shall immediately vest and become exercisable. The term of any such warrants, options and rights shall be extended to the third anniversary of the Employee's termination. The provisions of this Section 7(d) shall not affect the entitlements of the Employee's heirs, executors, administrators, legatees, beneficiaries or assigns under any employee benefit plan, fund or program of the Company.

        8. Provisions Applicable to Termination of Employment.

                (a) Notice of Termination. Any purported termination of the Employee's employment by the Company or the Employee pursuant to Section 7 shall be communicated by

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Notice of Termination to the Employee or the Company, as the case may be, as provided herein ("Notice of Termination").

               (b) Date of Termination. For all purposes, "Date of Termination" shall mean the date on which a Notice of Termination is given.

               (c) Benefits on Termination. On termination of this Agreement pursuant to Section 7, all profit-sharing, deferred compensation and other retirement benefits payable to the Employee under benefit plans in which the Employee then participated shall be paid to the Employee in accordance with the provisions of the respective plans. Except as otherwise provided in sections 7(b), 7(c), 7(d) and 9, if the Employee's employment by the Company is terminated before all of the Employee's options, warrants and rights with respect to the Company's capital stock have vested, the Employee shall forfeit any such options, warrants and rights that are unvested as of the termination date.

        9. Change In Control.

               (a) Payments on Change in Control. Notwithstanding any provision in this Agreement to the contrary, unless the Employee elects in writing to waive this provision, a Change in Control (as defined below) of the Company shall be deemed a termination of the Employee by the Company without Cause, and the Employee shall be entitled to receive and the Company agrees to pay to the Employee the amount determined under Section 7(b) that is payable to the Employee on termination by the Company without Cause; provided, however, that on a Change in Control, all of the Employee's outstanding but unvested warrants, options and rights relating to capital stock of the Company shall immediately vest and become exercisable, and the term of any such warrants, options and rights shall be extended to the third anniversary of the Employee's termination. In addition, immediately prior to a Change in Control in which either the Company is not the surviving entity or the executive officers of the Company immediately prior to the Change in Control do not retain substantially similar positions after such Change in Control, the Company shall grant to the Employee, for no additional consideration, ISOs to purchase 20,000 shares of the Company's Common Stock under the Company's 1997 Stock Option Plan. These ISOs shall have a term of 10 years from the date of such grant and shall be exercisable immediately at $22.00 per share.

               After a Change in Control, if any previously outstanding warrant, option or right (the "Terminated Option") relating to the Company's capital stock does not remain outstanding, the successor to the Company or its then Parent (as defined below) shall either:

                   (i) Issue an option, warrant or right, as appropriate (the "Successor Option"), to purchase common stock of such successor or Parent in an amount such that on exercise of the Successor Option the Employee would receive the same number of shares of the successor's/Parent's common stock as the Employee would have received had the Employee exercised the Terminated Option immediately prior to the transaction resulting in the Change in Control and received shares of such successor/Parent in such transaction. The aggregate

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exercise price for all of the shares covered by such Successor Option shall equal the aggregate exercise price of the Terminated Option; or

                        (ii) Pay the Employee a bonus within ten (10) days after the consummation of the Change in Control in an amount agreed to by the Employee and the Company. Such amount shall be at least equivalent on an after-tax basis to the net after-tax gain that the Employee would have realized if he had been issued a Successor Option under clause (i) above and had immediately exercised such Successor Option and sold the underlying stock, taking into account the different tax rates that apply to such bonus and to such gain, and such amount shall also reflect other differences to the Employee between receiving a bonus under this clause (ii) and receiving a Successor Option under clause (i) above.

               (b) Definitions. For the purposes of this Agreement, a Change in Control shall be deemed to have occurred if (i) there shall be consummated (aa) any reorganization, liquidation or consolidation of the Company, or any merger or other business combination of the Company with any other corporation, other than any such merger or other combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction, (bb) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or if
(ii) any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company's outstanding voting securities (except that for purposes of this Section 9(b), "person" shall not include any person or any person that controls, is controlled by or is under common control with such person, who as of the date of this Agreement owns ten percent (10%) or more of the total voting power represented by the outstanding voting securities of the Company, or a trustee or other fiduciary holding securities under any employee benefit plan of the Company, or a corporation that is owned directly or indirectly by the stockholders of the Company in substantially the same percentage as their ownership of the Company) or if (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board shall cease for any reason to constitute at least one-half of the membership thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least one-half of the directors then still in office who were directors at the beginning of the period.

               The term "Parent" means a corporation, partnership, trust, limited liability company or other entity that is the ultimate "beneficial owner" (as defined above) of fifty percent (50%) or more of the Company's outstanding voting securities.

        10. Non-Competition and Non-Solicitation.


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               (a) In consideration of the provisions hereof, for the period commencing on the date hereof and ending on the termination of this Agreement, the Employee will not, except as specifically provided below, anywhere in any county in any state in which the Company is engaged in business as of such termination date, directly or indirectly, acting individually or as the owner, shareholder, partner or management employee of any entity, (i) engage in the operation of a solid waste collection, transporting or disposal business, transfer facility, recycling facility, materials recovery facility or solid waste landfill; (ii) enter the employ as a manager of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of management salary, commissions or otherwise from, any business engaged in such activities in such counties; or (iii) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including without limitation, as a sole proprietor, partner, shareholder, officer, director, principal agent or trustee; provided, however, that the Employee may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or quoted on any NASDAQ market, provided the Employee is not a controlling person of, or a member of a group which controls, such business and further provided that the Employee does not, in the aggregate, directly or indirectly, own two percent (2%) or more of any class of securities of such business.

               (b) After termination of this Agreement, the Employee shall not
(i) solicit any residential or commercial customer of the Company to whom the Company provides service pursuant to a franchise agreement with a public entity in any county in any state in which the Company is engaged in business as of such termination date, (ii) solicit any residential or commercial customer of the Company to enter into a solid waste collection account relationship with a competitor of the Company in any such county, (iii) solicit any such public entity to enter into a franchise agreement with any such competitor, (iv) solicit any officer, employee or contractor of the Company to enter into an employment or contractor agreement with a competitor of the Company or otherwise interfere in any such relationship, or (v) solicit on behalf of a competitor of the Company any prospective customer of the Company that the Employee called on or was involved in soliciting on behalf of the Company during the Term, in each case until the second anniversary of the date of such termination, unless otherwise permitted to do so by Section 10(a).

               (c) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 10 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specified words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.


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



        11. Indemnification. As an employee and agent of the Company, the Employee shall be fully indemnified by the Company to the fullest extent permitted by applicable law in connection with his employment hereunder.

        12. Survival of Provisions. The obligations of the Company under Section 11 of this Agreement, and of the Employee under Sections 5, 6 and 10 of this Agreement, shall survive the termination of both the Employee's employment and this Agreement.

        13. No Duty to Mitigate; No Offset. The Employee shall not be required to mitigate damages or the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other sources or offset against any other payments made to him or required to be made to him pursuant to this Agreement.

        14. Assignment; Binding Agreement. The Company may assign this Agreement to any parent, subsidiary, affiliate or successor of the Company. This Agreement is not assignable by the Employee and is binding on him and his executors and other legal representatives. This Agreement shall bind the Company and its successors and assigns and inure to the benefit of the Employee and his heirs, executors, administrators, personal representatives, legatees or devisees. The Company shall assign this Agreement to any entity that acquires its assets or business.

        15. Notice. Any written notice under this Agreement shall be personally delivered to the other party or sent by certified or registered mail, return receipt requested and postage prepaid, to such party at the address set forth in the records of the Company or to such other address as either party may from time to time specify by written notice.

        16. Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties relating to the Employee's employment and supersedes all oral or written prior discussions, agreements and understandings of every nature between them. This Agreement may not be changed except by an agreement in writing signed by the Company and the Employee.

        17. Waiver. The waiver of a breach of any provision of this Agreement shall not operate or as be construed to be a waiver of any other provision or subsequent breach of this Agreement.

        18. Governing Law and Jurisdictional Agreement. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

        19. Severability. In case any one or more of the provisions contained in this Agreement is, for any reason, held invalid in any respect, such invalidity shall not affect the validity of any other provision of this Agreement, and such provision shall be deemed modified to the extent necessary to make it enforceable.


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


        20. Enforcement. It is agreed that it is impossible to measure fully, in money, the damage which will accrue to the Company in the event of a breach or threatened breach of Sections 5, 6 or 10 of this Agreement, and, in any action or proceeding to enforce the provisions of Sections 5, 6 or 10 hereof, the Employee waives the claim or defense that the Company has an adequate remedy at law and will not assert the claim or defense that such a remedy at law exists. The Company is entitled to injunctive relief to enforce the provisions of such sections as well as any and all other remedies available to it at law or in equity without the posting of any bond. The Employee agrees that if the Employee breaches any provision of Section 10, the Company may recover as partial damages all profits realized by the Employee at any time prior to such recovery on the exercise of any warrant, option or right to purchase the Company's Common Stock and the subsequent sale of such stock, and may also cancel all outstanding such warrants, options and rights.

        21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

        22. Due Authorization. The execution of this Agreement has been duly authorized by the Company by all necessary corporate action.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year set forth above.

                                            WASTE CONNECTIONS, INC., a Delaware
                                            corporation



                                            By:_________________________________

                                            Printed Name:_______________________

                                            Title:______________________________



                                            EMPLOYEE:


                                            ____________________________________
                                                        David M. Hall





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